    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 1996



                                                      REGISTRATION NO. 333-12537

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                         AMERICAN FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               OHIO
         (State or other jurisdiction of incorporation or                      31-1422526
                            organization)                         (IRS Employer Identification Number)

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2121
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                       AMERICAN FINANCIAL CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             DELAWARE
         (State or other jurisdiction of incorporation or                      31-6538554
                            organization)                         (IRS Employer Identification Number)

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 579-2121
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                                                 JAMES C. KENNEDY, ESQ.
                                          Deputy General Counsel and Secretary
            with copies to:                  American Financial Group, Inc.                 with copies to:
                                                 One East Fourth Street
         Gary P. Kreider, Esq.                   Cincinnati, Ohio 45202                 Timothy E. Hoberg, Esq.
  Keating, Muething & Klekamp, P.L.L.                (513) 579-2538                   Taft, Stettinius & Holliser
          1800 Provident Tower            (Name, address, including zip code,            1800 Star Bank Center
         One East Fourth Street                  and telephone number,                     425 Walnut Street
         Cincinnati, Ohio 45202            including area code, of agent for             Cincinnati, Ohio 45202
             (513) 579-6411                             service)                             (513) 357-9308

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the date this registration statement becomes effective.

                            ------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    ____________


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 11, 1996


PROSPECTUS
                         4,000,000 PREFERRED SECURITIES

                       AMERICAN FINANCIAL CAPITAL TRUST I
            % TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS (SM)")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                         AMERICAN FINANCIAL GROUP, INC.
                            ------------------------
     The   % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby (the "Offering") represent preferred undivided beneficial interests in the assets of American Financial Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). American Financial Group, Inc., an Ohio corporation ("AFG" or the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and,
                                                        (continued on next page)
                            ------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.



     Application has been made to list the Preferred Securities on the New York Stock Exchange, Inc. ("NYSE"). If approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

---------------------------------------------------------------------------------------------------------
                                                INITIAL PUBLIC        UNDERWRITING          PROCEEDS TO
                                               OFFERING PRICE(1)     COMMISSIONS(2)         TRUST(3)(4)
---------------------------------------------------------------------------------------------------------
Per Preferred Security.......................        $25.00                (3)                $25.00
---------------------------------------------
Total(5).....................................     $100,000,000             (3)             $100,000,000
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) Plus accrued distributions, if any, from             , 1996.

(2) The Trust and the Company have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(3) As all of the proceeds of the sale of the Preferred Securities will be invested in Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for arranging
    the investment therein of such proceeds, $          per Preferred Security
    (or $          in the aggregate); provided, that such compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be $ per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."

(4) Expenses of the Offering, which are payable by the Company, are estimated to
    be $          .

(5) The Trust and the Company have granted to the Underwriters an option exercisable for 30 days to purchase up to an additional 600,000 Preferred Securities at the initial public offering price per Preferred Security solely to cover over-allotments, if any. The Company will pay to the Underwriters, as Underwriters' Compensation, the commission set forth above in footnote (3) with respect to such additional Preferred Securities. If such option is exercised in full, the Initial Public Offering Price, Underwriters' Compensation and Proceeds to the Trust will be $115,000,000,
              , , and $115,000,000, respectively. See "Underwriting."
                            ------------------------

     The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about
  , 1996.
                            ------------------------

MERRILL LYNCH & CO.


         CS FIRST BOSTON


                   DEAN WITTER REYNOLDS INC.


                             DONALDSON, LUFKIN & JENRETTE


                                         SECURITIES
                                        CORPORATION
                         PAINEWEBBER INCORPORATED


                                             PRUDENTIAL SECURITIES INCORPORATED

                            ------------------------

                The date of this Prospectus is October   , 1996.


 (SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of
                           Merrill Lynch & Co., Inc.

(continued from cover page)


together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and
investing the proceeds thereof in an equivalent amount of      % Subordinated
Debentures due             , 2026 ("Subordinated Debentures") of the Company.
Upon a Declaration Event of Default (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.



     Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of      % of the liquidation amount of $25 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 1997 ("distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which, along with interest and principal payments received on the Subordinated Debentures, will be the only assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Trust Guarantee") if and to the extent the Trust has funds available therefor. The Company's obligations under the Trust Guarantee, taken together with its back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee" herein and "Description of Trust Guarantee." If the Company does not make principal or interest payments on the Subordinated Debentures as a result of the Company's election to extend the interest payment period on the Subordinated Debentures as described below, or otherwise, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Trust Guarantee will not apply to such distributions until the Company has made such principal or interest payments. The obligations of the Company under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of the Company and will be structurally subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. At June 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $13.4 billion.



     The Company has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, from time to time, for up to 20 consecutive quarters (each, an "Extension Period") provided that no Extension Period may extend beyond the Maturity Date (as defined herein). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During any Extension Period, distributions will continue to accrue with interest thereon
(to the extent permitted by applicable law) at an annual rate of     % per annum
compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period or Change Maturity Date," "Risk Factors -- Tax Consequences of Extension of Interest Payment Period," "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."



     The Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) in whole or in part, from time to time, on or after
            , 2001, or (ii) at any time in whole (but not in

                                                        (Continued on next page)

(continued from previous page)

part) upon the occurrence and continuation of a Special Event (as defined herein). If the Company redeems Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $25 per Preferred Security plus accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Preferred Securities -- Mandatory Redemption." The outstanding Preferred Securities will be redeemed upon maturity of the Subordinated Debentures. The Subordinated
Debentures mature on             , 2026, which date may be extended at any time
at the election of the Company, but in no event to a date later than the earlier
of (i)      , 2045 or (ii) the "Interest Deduction Date" (as hereinafter defined under "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date"), provided certain financial conditions are met, and may be
shortened to a date not earlier than             , 2001 if the Company exercises
its right to liquidate the Trust and distribute the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date."

     At any time, the Company will have the right to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If the Company elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust, the Company shall have the right to shorten the maturity of such Subordinated Debentures, to a
date not earlier than             , 2001, or extend the maturity of such
Subordinated Debentures to a date not later than the earlier of (i)      , 2045
or (ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Distribution of the Subordinated Debentures."

     In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."
                            ------------------------

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The Company and the Trust have filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission under the Securities Act of 1933 (the "Securities Act") with respect to the Securities. This Prospectus does not contain all the information, exhibits and undertakings contained in the Registration Statement, to which reference is hereby made. Statements contained in this Prospectus as to the terms of any contract or other document are not necessarily complete with respect to each such contract or other document filed as an exhibit to the Registration Statement. Reference is made to the exhibits for a more complete description of the matter involved. Such reports, proxy and information statements, the Registration Statement and other information filed with the Commission by AFG may be inspected at and obtained from the Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1400, 500 West Madison Avenue, Chicago, Illinois, and at 7 World Trade Center, 13th Floor, New York, New York. Copies of such material can also be obtained, at prescribed rates, by mail from the Public Reference Section of the Commission at its Washington, D.C. address set forth above. In addition, material filed by the Company can be obtained and inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 on which AFG's Common Stock is listed. Such material may also be accessed electronically by means of the Commission's home page on the World Wide Web located at http://www.sec.gov.

     No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Subordinated Debentures issued by the Company, and (iii) the obligations of the Trust under the Preferred Securities are, to the extent that the Trust shall have funds available to meet such obligations, fully and unconditionally guaranteed by the Company. See "Description of Preferred Securities" and "Description of Trust Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, ON ORAL OR WRITTEN REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED. Written or telephone requests should be directed to Fred J. Runk, Senior Vice President and Treasurer, One East Fourth Street, Cincinnati, Ohio 45202, telephone (513) 579-2488. The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus:

     American Financial Group, Inc. (File No. 1-11453):

      (i) Annual Report on Form 10-K for the fiscal year ended December 31,
          1995;

      (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996; and

     (iii) Current Reports on Form 8-K dated February 12, 1996 and September 20, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this Prospectus. Unless otherwise noted, the material set forth herein does not give effect to the exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

     American Financial Group, Inc. ("AFG" or the "Company") is a holding company which, through its subsidiaries, is engaged primarily in specialty and multi-line property and casualty insurance businesses and in the sale of tax-deferred annuities and life and health insurance. AFG's property and casualty operations originated in 1872 and are the seventeenth largest property and casualty group in the United States based on 1995 statutory net premiums written of $3.1 billion. AFG was formed through the combination of American Premier Underwriters, Inc. ("APU") and American Financial Corporation ("AFC") in a merger transaction completed in April 1995 (the "Merger"). At June 30, 1996, the Company had total assets of $14.8 billion and shareholders' equity of $1.4 billion.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, as amended (the "Declaration"), executed by the Company as sponsor for such trust (the "Sponsor"), and the Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 13, 1996. The Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and Common Securities (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and (iii) engaging in only those other activities necessary, appropriate or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if a Declaration Event of Default (as defined herein) has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust.

     The Trust's affairs will be conducted by the trustees (the "Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees. The duties and obligations of the Trustees shall be governed by the Declaration. The Trust will initially have four Trustees. Two Trustees (the "Regular Trustees") will be employees or officers of or otherwise affiliated with the Company. The third Trustee (the "Property Trustee") of the Trust will be a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The fourth Trustee of the Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

     The Property Trustee for the Trust is The Bank of New York and its principal corporate trust office is at 101 Barclay Street, 21st Floor, New York, New York 10286, Attention: Corporate Trust Trustee Administration. The Delaware Trustee for the Trust is The Bank of New York (Delaware) and its address in the State of Delaware is 23 White Clay Center, Route 273, Newark, Delaware 19711. The Delaware Trustee is an affiliate of the Property Trustee. The address for the Trust is c/o American Financial Group, Inc., the Sponsor of the Trust, at the Company's corporate headquarters located at One East Fourth Street, Cincinnati, Ohio 45202, telephone (513) 579-2121.

                                  THE OFFERING

     Preferred Securities Offered. 4,000,000     % Trust Originated Preferred
Securities evidencing preferred undivided beneficial interests in the assets of the Trust. Holders of the Preferred Securities will be entitled to receive
cumulative cash distributions at an annual rate of     % of the liquidation
amount of $25 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year commencing on January 15, 1997. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which, along with interest and principal payments received on the Subordinated Debentures, will be the only assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. See "Risk Factors -- Ranking of Subordinate Obligations Under Trust Guarantee and Subordinated Debentures" and "Description of the Preferred Securities."

     Subordinated Debentures. The Trust will invest the proceeds from the issuance of the Preferred Securities and Common Securities in an equivalent
amount of     % Subordinated Debentures of the Company. The Subordinated
Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness of AFG. In addition, AFG's obligations under the Subordinated Debentures will be structurally subordinated to all existing and future liabilities and preferred stock obligations of its subsidiaries. See "Description of the Subordinated Debentures -- Subordination."

     Guarantee. Payment of distributions out of moneys held by the Trust, and payments on liquidation of the Trust or the redemption of Preferred Securities, are guaranteed by AFG to the extent the Trust has funds available therefor. If the Company does not make principal or interest payments on the Subordinated Debentures, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the guarantee shall not apply to such distribution until the Trust has sufficient funds available therefor. See "Description of Trust Guarantee" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee." The obligations of AFG under the Trust Guarantee are subordinate and junior in right of payment to all other liabilities of AFG. See "Risk Factors -- Holding Company Structure; Ranking of Subordinate Obligations Under the Guarantee and Subordinated Debentures" and "Description of Trust Guarantee."

     Right to Defer Interest. The Company has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, from time to time, for up to 20 consecutive quarters. If interest payments on the Subordinated Debentures are so deferred, distributions on the Preferred Securities will also be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable usury or similar law) as described herein. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. During an Extension Period, holders of Preferred Securities will be required to include deferred interest income allocated to their Preferred Securities in their gross income (as Original Issue Discount ("OID")) even though the cash payments attributable thereto have not been made. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

     Redemption. The Subordinated Debentures are redeemable by the Company (in
whole or, from time to time, in part) on or after             , 2001, or at any
time, in whole but not in part, upon the occurrence of a Special Event. If the Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed. The Trust Securities will be redeemed upon maturity of the Subordinated Debentures. See "Description of the Preferred Securities -- Mandatory Redemption" and "-- Special Event Redemption."

     Option to Extend Maturity. The Subordinated Debentures mature on
  , 2026, but the maturity may be extended once only for up to an additional 19 years, provided certain financial covenants and conditions are met. If the maturity of the Subordinated Debentures is extended, the Preferred Securities will remain outstanding for the same time period. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date."

     Right to Liquidate the Trust. At any time, the Company will have the right to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If the Company elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust, the Company shall have the right to shorten the maturity of such
Subordinated Debentures, to a date not earlier than           , 2001, or extend
the maturity of such Subordinated Debentures to a date not later than the
earlier of (i)          , 2045 or (ii) the Interest Deduction Date, provided
that it can extend the maturity only if certain conditions are met. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred
Securities -- Distribution of the Subordinated Debentures."

     Use Of Proceeds. The proceeds from the sale of Preferred Securities by the Trust will be invested in the Subordinated Debentures of the Company. The Company expects to use a portion of the net proceeds from the sale of such Subordinated Debentures to the Trust to retire $50 million of outstanding debt of subsidiaries and the remainder for general corporate purposes, which may include the retirement of additional fixed rate securities of Company subsidiaries and investment in insurance businesses. Until the net proceeds are used for these purposes, the Company will deposit them in interest-bearing accounts or invest them in short-term marketable securities.

     Offering by Subsidiary. American Annuity Group, Inc., an 81% owned subsidiary of the Company ("AAG") is planning an offering of up to $75 million of trust originated preferred securities similar to those being offered by the Company. This Offering is not conditioned on the offering by the trust to be established by a wholly-owned subsidiary of AAG. See "Capitalization."


     Ratings of Securities. The Preferred Securities have been assigned an investment grade rating of "BBB-" by Standard & Poor's Ratings Group, a division of McGraw-Hill ("S&P") and an investment grade rating of "BBB-" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"). Moody's Investors Service, Inc.
("Moody's") has assigned the Preferred Securities a rating of "ba1."


     An explanation of the significance of ratings may be obtained from S&P, Duff & Phelps and Moody's. Generally, rating agencies base their ratings on such material and information and such of their own investigations, studies and assumptions as they deem appropriate. A credit rating of a security is not a recommendation to buy, sell or hold securities. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn.

                              RECENT DEVELOPMENTS

     On September 20, 1996, the Company announced in a news release the following three third quarter actions which will result in a significant net gain to be recorded in the quarter.

     Citicasters Gain. AFG reported that its subsidiaries had received approximately $220 million in gross cash proceeds and expect to realize a pretax gain of approximately $160 million from the closing of the merger involving Jacor Communications, Inc. and Citicasters Inc. on September 18, 1996. In the merger, each Citicasters shareholder, including AFG's subsidiaries, received $29.50 per share in cash plus warrants to purchase Jacor common stock. See "The Company -- Investments."

     Reserve Strengthening. AFG also reported that it had decided to strengthen its insurance reserves relating to asbestos and other environmental matters ("A&E"). Based upon recent insurance industry studies of A&E exposure and revised standards for reserving such claims, AFG has determined that an increase of its A&E reserves is appropriate. AFG estimates that its reserves for A&E at September 30, 1996 will be about $340 million, an amount expected to be approximately 11 times the preceding three years' average claim payments. This action with respect to A&E reserves will result in a third quarter, non-cash, pretax charge of approximately $80 million. See "Risk Factors -- Adequacy of Insurance Loss Reserves."

     Hurricane Fran. While it is too soon to report the ultimate loss, AFG estimated that its loss from Hurricane Fran will be between $30 million and $40 million, net of reinsurance. However, third quarter underwriting results, aside from Hurricane Fran, are expected to be improved from the second quarter. See "Risk Factors -- Cyclicality of the Insurance Industry; Impact of Catastrophes."

                   SUMMARY FINANCIAL INFORMATION (UNAUDITED)

     The summary pro forma financial information set forth below gives effect to
(i) the Merger assuming it was consummated on January 1, 1995 for purposes of the income statement data and (ii) the AFG Offering and the offering being planned by AAG for purposes of the balance sheet data. The pro forma effect of the Offering on AFG's net earnings is not expected to be material. This information should be read in conjunction with the separate historical financial statements and related Management's Discussion and Analysis of Financial Condition and Results of Operations of AFG, which are incorporated herein by reference.

     The pro forma financial information does not necessarily reflect the Company's results of operations which would have actually resulted had the Merger occurred as of the dates indicated above, nor should it be taken as indicative of the future results of operations of the Company.

                                                            SIX MONTHS ENDED
                                                                JUNE 30,            YEAR ENDED
                                                        ------------------------    DECEMBER 31,
                                                                         1995          1995
                                                           1996       PRO FORMA      PRO FORMA
                                                        HISTORICAL    FOR MERGER    FOR MERGER
                                                        ----------    ----------    -----------
                                                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Property and casualty premiums.........................  $1,443.8      $1,484.7       $3,030.6
Total revenues.........................................   2,063.7       1,978.2        4,048.7
Property and casualty loss, loss adjustment and
  underwriting expense and policyholder dividends......   1,448.4       1,526.0        3,064.7
Interest on borrowed money.............................      43.4          60.3          116.3
Earnings from continuing operations before income
  taxes................................................     204.8         115.6          280.1
Net earnings from continuing operations (a)............     122.0          86.3          216.5
Net earnings per common share from continuing
  operations(a)........................................  $   2.01      $   1.65       $   4.03

---------------
(a) Includes gains and losses on sales of investments. Management believes that reported results which include these transactions are not indicative of future results of operations. Excluding these transactions, pro forma earnings from continuing operations were as follows (in millions, except per share amounts).

                                                        SIX MONTHS ENDED JUNE 30,   YEAR ENDED
                                                        ------------------------    DECEMBER 31,
                                                            1996         1995          1995
                                                         ----------    ---------    -----------
     Net earnings from continuing operations............   $108.0        $75.9         $146.3
     Net earnings per common share from
       continuing operations............................   $ 1.78        $1.44         $ 2.72


                                                                    JUNE 30, 1996
                                                      ------------------------------------------
                                                                     ADJUSTED        PRO FORMA
                                                                    HISTORICAL     FOR OFFERING
                                                      HISTORICAL        (B)             (C)
                                                      ----------    -----------    -------------
                                                                (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Total assets......................................... $14,820.9      $14,958.4       $15,030.5
Long-term debt.......................................     678.0          665.3           565.3
Minority interest....................................     301.9          307.9           307.9
Preferred securities of trust subsidiaries...........        --             --           175.0
Shareholders' equity.................................   1,395.5        1,539.7         1,536.8
Long-term debt as a percentage of total
  capitalization.....................................      28.5 %         26.5%           21.9%


---------------
(b) Adjusted to reflect the retirement of $12.7 million in debt during July and August 1996, and a net gain of approximately $145 million on AFG's sale of Citicasters Inc. in September 1996.

(c) Assumes $52.9 million of the proceeds from this Offering are used to retire $50 million of AFC debt and $50 million of the proceeds from AAG's planned sale of $75 million of Trust Originated Preferred Securities are used to retire its debt and the balance of proceeds from the offerings are used for general corporate purposes. See "Capitalization."

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should consider carefully all of the information contained in this Prospectus including the information in the documents incorporated by reference and, in particular, should evaluate the specific factors set forth below for risks involved with an investment of the Preferred Securities.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE TRUST GUARANTEE AND SUBORDINATED DEBENTURES

     The Company's obligations under the Trust Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company, and with any guarantee now or hereafter issued by the Company in respect of any preferred stock or preference stock of any affiliate of the Company, and (iii) senior to the Company's common stock.

     The obligations of the Company under the Subordinated Debentures are unsecured and will rank subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Indebtedness of the Company and will be structurally subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. The obligations of the Company under the Subordinated Debentures will at all times be senior to common and preferred equity of the Company. At June 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $13.4 billion. There are no terms in the Preferred Securities, the Subordinated Debentures or the Trust Guarantee that limit the ability of the Company or any of its subsidiaries to incur additional indebtedness, liabilities or obligations, including indebtedness, liabilities or obligations that rank senior to the Subordinated Debentures and the Trust Guarantee. See "Description of Trust Guarantee -- Status of the Trust Guarantee" and "Description of the Subordinated Debentures -- Subordination."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures against the Company. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment of the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder (a "Direct Action") on or after the respective due dates specified in the Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Preferred Securities to the extent of any payment made by the Company to such record holder of Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures unless the Property Trustee fails to do so. See "Description of the Preferred Securities -- Declaration Events of Default" and "Description of the Subordinated Debentures -- Indenture Events of Default."

TRUST DISTRIBUTIONS DEPENDENT ON THE COMPANY'S PAYMENTS ON SUBORDINATED
DEBENTURES

     The Trust's ability to make distributions and other payments on the Preferred Securities is entirely dependent upon the Company making interest and other payments on the Subordinated Debentures. If the Company were not to make payments on the Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Trust Guarantee because distributions and other payments on the Preferred Securities are subject to such Trust Guarantee only if and to the extent that the Trust has funds available therefor. See "Description of Trust
Guarantee -- General" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee."

OPTION TO EXTEND INTEREST PAYMENT PERIOD OR CHANGE MATURITY DATE

     The Company has the right under the Indenture to (a) defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures or (b) extend or shorten the maturity date of the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." As a consequence of an extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral, to the extent permitted by law, would continue to accrue with interest thereon compounded quarterly) by the Trust during any such Extension Period. The Company has the right to defer payments of interest on the Subordinated Debentures, from time to time, but no Extension Period may be more than 20 consecutive quarters or extend beyond the Maturity Date (as defined herein) of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths during the term of the Subordinated Debentures. In the event that the Company exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not, directly or indirectly, and will not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the restriction in clause (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that each Extension Period, if any, may not exceed 20 consecutive quarters or extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths prior to the Maturity Date of the Subordinated Debentures. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of the Preferred Securities. As a result, each such holder of the Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities that do not have such feature. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Special Event, the Company will have the right to redeem the Subordinated Debentures, in whole (but not in part), in which event the Trust will redeem all outstanding Trust Securities. See "Description of the Preferred Securities -- Special Event Redemption."

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     At any time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     If the Company elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of the Trust, the Company shall have the right to shorten the maturity of such Subordinated Debentures to a date not earlier than
              , 2001 or extend the maturity of such Subordinated Debentures to a
date which is not later than the earlier of (i)               , 2045 or (ii) the
Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated
Debentures -- Option to Change Scheduled Maturity Date."

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. In addition, because the Company has the right to shorten or extend the maturity of the Subordinated Debentures upon the termination of the Trust and the distribution of the Subordinated Debentures to the holders of the Preferred Securities, there can be no assurance that the Company will not exercise its option to change the maturity of the Subordinated Debentures upon such an event. Because holders of Preferred Securities may receive Subordinated Debentures upon any election by the Company to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should review carefully all the information regarding the Subordinated Debentures and the Company contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Distribution of the Subordinated Debentures" and "Description of the Subordinated Debentures."

PROPOSED TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's fiscal 1997 budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also treat as equity, instruments issued by a corporation that have a maximum term of more than 20 years and that are not shown as indebtedness on the consolidated balance sheet of the issuer. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam
M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, it is likely that the Subordinated Debentures will be treated as indebtedness of the Company and the Company will be able to deduct interest on the Subordinated Debentures beneficially held by the holders of the Preferred Securities. The terms of the Subordinated Debentures limit the Company's right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. Based on the advice of tax counsel, the Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals, adverse judicial decisions, final legislation or official administrative pronouncements will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event (as defined below) which would permit the Company to cause
the redemption of the Preferred Securities prior to             , 2001 (the
first date on which the Company would otherwise be able to cause a redemption of the Preferred Securities). See "Description of the Preferred
Securities -- Special Event Redemption" and "United States Federal Income Taxation."

PREPAYMENT CONSIDERATIONS; OPTION TO CHANGE SCHEDULED MATURITY DATE

     At the option of the Company, the Subordinated Debentures may be redeemed,
in whole or in part, at any time on or after             , 2001, at a redemption
price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Subordinated Debentures -- Optional Redemption." Investors in the Preferred Securities should assume that the Company will exercise its redemption option if the Company is able to refinance at a lower interest rate or it is otherwise in the interest of the Company to redeem the Subordinated Debentures. If Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Subordinated Debentures so redeemed. See "Description of the Preferred
Securities -- Mandatory Redemption."

     The Company also has the option to extend the maturity date of the Subordinated Debentures for one or more periods, but in no event to a date later
than the earlier of (i)      , 2045 or (ii) the Interest Deduction Date,
provided certain financial conditions are met. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date." Investors in the Preferred Securities should assume that the Company will exercise its option to extend the term if the Company is unable to refinance at a lower interest rate or it is otherwise in the interest of the Company to defer the maturity of the Subordinated Debentures. The Preferred Securities will not be redeemed until the Subordinated Debentures have been repaid or redeemed. See "Description of the Preferred Securities -- Mandatory Redemption."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have only limited voting rights, primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees (as defined herein). Voting rights with respect to Trustee matters are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

TRADING PRICE

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If the Company exercises its right to defer payments of interest, a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include as ordinary income OID on the Subordinated Debentures accrued through the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to the Company's election to defer. See "United States Federal Income
Taxation -- Interest Income and Original Issue Discount" and "United States Federal Income Taxation -- Sales of Preferred Securities."

ABSENCE OF PUBLIC MARKET FOR SECURITIES

     Since the Preferred Securities will be newly issued, there is no current market for them. The Company has applied for listing of the Preferred Securities on the NYSE, but there can be no assurance that the applicable listing requirements of any such exchange will be met. There can be no assurance that there will be an active trading market for the Preferred Securities.

HOLDING COMPANY STRUCTURE; DIVIDEND RESTRICTIONS

     The Company and two of its direct subsidiaries, APU and AFC, are organized as holding companies with almost all of their operations being conducted by subsidiaries. These parent corporations, however, have continuing expenditures for administrative expenses, corporate services, the payment of principal and interest on borrowings and, with respect to AFC, for dividends on AFC preferred stock. The Company, AFC and APU rely primarily on dividends and tax payments from their subsidiaries for funds to meet their obligations.

     Payments of dividends by the insurance subsidiaries of AFC and APU are subject to various laws and regulations which limit the amount of dividends that can be paid without prior approval from the applicable state Department of Insurance. In June 1996, AFC received a dividend from GAI of $120 million. Without prior Department of Insurance approval, no additional dividends may be paid by GAI during 1996. The maximum dividend that can be paid in 1996 by insurance subsidiaries of APU is approximately $80 million of which $4 million was paid through June 30, 1996. The maximum dividend permitted by law is not necessarily indicative of an insurer's actual ability to pay dividends, which may be further affected by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's ratings, competitive position, the amount of premiums that can be written and the ability to pay future dividends. Furthermore, each state Department of Insurance has broad discretion to limit the payment of dividends by insurance companies domiciled in that state.

     The Company believes that the amounts currently available through dividends and tax payments without approval are sufficient to meet the expenses of the Company, AFC and APU, including the interest the Company will pay on the Subordinated Debentures. A prolonged material decline in insurance subsidiary profits or materially adverse insurance regulatory developments, however, could subject the Company, AFC or APU to shortages of cash because of their inability to receive dividends from subsidiaries.

CYCLICALITY OF THE INSURANCE INDUSTRY; IMPACT OF CATASTROPHES

     The Company's insurance subsidiaries operate in a highly competitive industry that is affected by many factors which can cause significant fluctuations in their results of operations. The Company's insurance operations are subject to operating cycles and losses from catastrophes. The property and casualty insurance industry has historically been subject to pricing cycles characterized by periods of intense competition and lower premium rates (a "downcycle") followed by periods of reduced competition, reduced underwriting capacity and higher premium rates (an "upcycle"). The property and casualty insurance industry is currently in an extended downcycle, which has lasted approximately nine years. The underwriting results for the Company's property and casualty operations have been adversely affected by this downcycle, particularly resulting in unfavorable pricing in certain standard commercial lines of business.

     As with other property and casualty insurers, the Company's operating results can be adversely affected by unpredictable catastrophe losses. The Company's insurance subsidiaries generally seek to reduce their exposure to such events through individual risk selection and the purchase of reinsurance. Major catastrophes in recent years have included Hurricane Fran in September 1996, hailstorms in Texas in the second quarter of 1995; the Northridge earthquake in Southern California and the winter storms in the South and Northeast in 1994; winter storms and flooding in the Midwest in 1993; Hurricanes Andrew and Iniki, Chicago flooding and Los Angeles civil disorder in 1992. Total net losses to the Company's insurance operations from catastrophes were $44 million during the first six months of 1996; $70 million in 1995; $56 million in 1994; $30 million in 1993; and $45 million in 1992. While it is too soon to determine the ultimate loss from Hurricane Fran, the Company estimates that its loss will be between $30 million and $40 million, net of reinsurance.

REGULATION

     AFG's insurance subsidiaries are regulated under the insurance and insurance holding company laws of their states of domicile and other states in which they operate. These laws, in general, require approval of the particular insurance regulators prior to certain actions by the insurance companies, such as the payment of dividends in excess of statutory limitations (as discussed above under "Holding Company Structure; Dividend Restrictions") and certain transactions and continuing service arrangements with affiliates. Regulation and supervision of each insurance subsidiary is administered by a state insurance commissioner who has broad statutory powers with respect to the granting and revoking of licenses, approvals of premium rates, forms of insurance contracts and types and amounts of business which may be conducted in light of the policyholders' surplus of the particular company. The statutes of most states provide for the filing of premium rate schedules and other information with the insurance commissioner, either directly or through rating organizations. The commissioner generally has powers to disapprove such filings or make changes to the rates if they are found to be excessive, inadequate or unfairly discriminatory. The determination of rates is based on various factors, including loss and loss adjustment expense experience. The failure to obtain, or delay in obtaining, the required approvals could have an adverse impact on the operations of the Company's insurance subsidiaries.

     The National Association of Insurance Commissioners ("NAIC") has adopted the Risk Based Capital For Insurers Model Act (the "Model Act") which applies to both life and property and casualty companies. The risk-based capital formulas determine the amount of capital that an insurance company needs to ensure that it has an acceptably low expectation of becoming financially impaired. The Model Act provides for increasing levels of regulatory intervention as the ratio of an insurer's total adjusted capital and surplus decreases relative to its risk-based capital, culminating with mandatory control of the operations of the insurer by the domiciliary insurance department at the so-called "mandatory control level." The risk-based capital formulas became effective in 1993 for life companies and in 1994 for property and casualty companies.

RATINGS; COMPETITION

     A.M. Best, publisher of Best's Insurance Reports, Property-Casualty, has given AFC's principal insurance subsidiary, Great American Insurance Company ("GAI"), a rating of A (Excellent). Although some of the large insurance companies against which GAI competes have higher ratings, management believes that the current rating is adequate to enable GAI to compete successfully. A downgrade in the A.M. Best rating below A (Excellent) could adversely affect the competitive position of GAI.

     The four major operating units in the Company's Non-Standard Automobile Insurance Group ("NSA Group") are Atlanta Casualty Company ("Atlanta Casualty"), Windsor Insurance Company ("Windsor"), Infinity Insurance Company ("Infinity") and Leader National Insurance Company ("Leader National") and their respective subsidiaries. In November 1995, A.M. Best downgraded its ratings of Atlanta Casualty, Windsor and Republic Indemnity Company of America, an APU subsidiary which writes principally workers compensation insurance in California ("Republic Indemnity") from A+ (Superior) to A (Excellent) and affirmed its ratings of A (Excellent) for Infinity and A- (Excellent) for Leader National. In announcing the rating adjustments of these companies, A.M. Best expressed its opinion that each of these new ratings primarily reflects the significant financial leverage of AFG. A further downgrade in the A.M. Best rating for any of these companies could adversely affect the competitive position of such companies.

     Great American Life Insurance Company ("GALIC"), the principal insurance subsidiary of AAG, is rated A (Excellent). Management believes that a rating in the "A" category is necessary to market successfully tax-deferred annuities to public education employees and other not-for-profit groups, the markets in which GALIC competes. A downgrade in the A.M. Best rating below the "A" category could materially and adversely affect the competitive position of GALIC.

     American Memorial Life Insurance Company (formerly Prairie States Life Insurance Company) and Loyal American Life Insurance Company, which have recently become subsidiaries of GALIC, are rated B+ (Very Good) and A- (Excellent) by A.M. Best, respectively. A downgrade in the A.M. Best rating for either of these companies could adversely affect the competitive position of such companies.

CALIFORNIA WORKERS' COMPENSATION MARKET

     Republic Indemnity's insurance activities are regulated by the California Department of Insurance for the benefit of policyholders. Prior to January 1, 1995, minimum premium rates for workers' compensation insurance were determined by the California Insurance Commissioner based in part upon recommendations of the Workers' Compensation Insurance Rating Bureau of California. In July 1993, California enacted legislation effecting an immediate overall 7% reduction in workers' compensation insurance premium rates and replaced the workers' compensation insurance minimum rate law, effective January 1, 1995, with a procedure permitting insurers to use any rate within 30 days after its filing with the California Insurance Commissioner unless the rate is disapproved by the California Insurance Commissioner. Since December 1, 1993 and before the "open rating" policy went into effect on January 1, 1995, the California Insurance Commissioner ordered rate decreases totaling more than 25%. Republic Indemnity's net written premiums declined 40% for 1995 and 30% during the first six months of 1996. Republic Indemnity has encountered extremely competitive pricing in the marketplace. Republic Indemnity has continued to operate on a profitable basis, but no assurance can be given that it can continue to do so in light of adverse conditions in the California workers' compensation market.

INVESTMENT PORTFOLIO; EFFECTS OF CHANGES IN INTEREST RATES

     The Company's investment portfolio consists primarily of fixed maturity securities, such as investment grade, publicly traded corporate debt securities and mortgage-backed securities, including collateralized mortgage obligations ("CMOs"). At June 30, 1996, 94% of the Company's marketable securities was invested in fixed maturity securities, of which approximately 25% was invested in mortgage-backed securities. Certain risks are inherent in connection with fixed maturity securities, including loss upon default and price volatility in reaction to changes in interest rates and general market factors. Certain additional risks are inherent with mortgage-backed securities, including the risks associated with reinvestment of proceeds due to prepayments of such obligations in a period of declining interest rates.

ANNUITY PRODUCT CONCENTRATION; POTENTIAL IMPACT OF CHANGES IN FEDERAL INCOME TAX TREATMENT OF ANNUITY PRODUCTS

     GALIC's business is primarily the sale of flexible premium deferred annuities ("FPDAs") and single premium deferred annuities ("SPDAs"). The majority of the FPDAs issued by GALIC are to employees of qualified not-for-profit organizations under Section 403(b) of the Internal Revenue Code of 1986, as amended (the "Code"). These employees are eligible to save for retirement through tax deductible contributions. The majority of SPDAs issued by GALIC have resulted from rollovers of tax-deferred funds previously maintained by policyholders with other insurers.

     Current federal income tax laws generally permit the tax-deferred accumulation of earnings on the premiums paid by an annuitant. Taxes are payable on the accumulated tax-deferred earnings when those earnings are paid to the annuitant. If the federal income tax laws were to change so that accumulated earnings on annuity products do not enjoy the tax deferral described above, or such that other savings and investment products were to achieve similar tax deferral status, or such that tax rates were significantly lowered so that the annuitant's ability to deduct contributions and to defer income tax on annuity earnings were no longer significant factors for the policyholder, consumer demand for the affected annuity products could decline materially. From time to time, proposals to one or more of these effects have been made in Congress and no assurance can be given that a tax law change will not occur in the future. If the demand for its annuity products were to decrease significantly for any reason, GALIC's operations and financial condition could be materially and adversely affected.

     In August 1996, a new federal law became effective which expanded the ability of not-for-profit organizations to offer non-qualified deferred compensation plans to their employees. The full impact of this change is impossible to predict. However, if the increased availability of these plans reduces the demand for annuities qualified under Section 403(b) of the Code, the Company's business could be adversely affected.

ADEQUACY OF INSURANCE LOSS RESERVES

     The insurance subsidiaries of AFG establish reserves to cover their estimated liability for losses and loss adjustment expense with respect to both reported and unreported claims as of the end of each accounting period. By their nature, such reserves do not represent an exact calculation of liabilities. Rather, except for reserves related to environmental and asbestos type claims, such reserves are estimates involving management's projections as to the ultimate settlement and administration of claims. These expectations are, in turn, based on facts and circumstances known at the time, predictions of future events, estimates of future trends in the severity and frequency of claims and judicial theories of liability as well as inflation.

     In recent years, AFG's insurance subsidiaries have increased their premium writings in specialty commercial lines of business. Estimation of loss reserves for many specialty commercial lines of business is more difficult than for certain standard commercial lines because claims may not become apparent for a number of years (such period of time being referred to as the "tail"). Consequently, in these specialty lines a higher proportion of ultimate losses is considered incurred but not reported, and fluctuations in loss development are more likely than in standard commercial lines of business.

     Certain of AFG's insurance subsidiaries face liabilities for asbestos and environmental claims arising out of general liability and commercial multi-peril policies issued by GAI prior to the early 1980's when providing coverage for such exposures was not specifically contemplated by GAI's policies ("A&E").

     The insurance industry typically includes only claims relating to polluted waste sites and asbestos in defining environmental exposures. GAI extends its definition of A&E claims to include claims relating to breast implants, repetitive stress on keyboards, DES (a drug used in pregnancies years ago alleged to cause cancer and birth defects) and other latent injuries.

     Establishing reserves for A&E claims is subject to uncertainties that are greater than those presented by other types of claims. Factors contributing to those uncertainties include a lack of sufficiently detailed historical data, long reporting delays, uncertainty as to the number and identity of insureds with potential exposure, unresolved legal issues regarding policy coverage and the extent and timing of any such contractual liability. Courts have reached different and sometimes inconsistent conclusions as to when a loss is deemed to have occurred, what policies provide coverage, what claims are covered, whether there is an insured obligation to defend, how policy limits are determined and other policy provisions. Management believes these issues are not likely to be resolved in the near future and that, as a result, a reasonable estimate of ultimate liability for A&E exposure is not possible at this time.

     GAI's A&E reserves (net of reinsurance recoverable) at December 31, 1995 were approximately $220 million. In September 1996, AFG reported that it had decided to strengthen its A&E reserves. Based upon recent insurance industry studies of A&E exposure and revised standards for reserving such claims, the Company has determined that an increase of its A&E reserves is appropriate. AFG estimates that its reserves for A&E at September 30, 1996 will be about $340 million, an amount expected to be approximately 11 times the preceding three years' average claim payments. This action with respect to A&E reserves will result in a third quarter, non-cash, pretax charge of approximately $80 million.

     AFG regularly reviews its reserving techniques and reserve positions and believes that adequate provision has been made for loss reserves. Nevertheless, there can be no assurance that currently established reserves will prove adequate in light of subsequent actual experience. Future earnings could be adversely impacted should future loss development require increases in reserves previously established for prior periods.

REINSURANCE

     AFG relies to a certain extent on the use of reinsurance to limit the amount of risk it retains. The availability and cost of reinsurance are subject to prevailing market conditions which are beyond the Company's control and which may affect its level of business and profitability. AFG is subject to credit risk with respect to its reinsurers, as the ceding of risk to reinsurers does not relieve AFG of its liability to insureds. As of December 31, 1995, AFG had reinsurance recoverables of approximately $788 million, representing estimated amounts recoverable from reinsurers pertaining to paid and unpaid claims, claims incurred but not reported and prepaid reinsurance premiums.

USX LITIGATION

     In May 1994, lawsuits were filed against APU by USX Corporation ("USX") and its former subsidiary, Bessemer and Lake Erie Railroad Company ("B&LE"), seeking contribution by APU, as the successor to the railroad business conducted by Penn Central Transportation Company, APU's predecessor ("PCTC") prior to 1976, for all or a portion of the approximately $600 million that USX paid in satisfaction of a judgment against B&LE in 1991 for its participation in an unlawful antitrust conspiracy among certain railroads commencing in the 1950's and continuing through the 1970's. The lawsuits argue that USX's liability for that payment was attributable to PCTC's alleged activities in furtherance of the conspiracy. APU argued that the lawsuits were barred by an order issued in connection with PCTC's 1978 bankruptcy reorganization.

     In May 1996, the U.S. Supreme Court declined to hear APU's petition with respect to the bankruptcy bar issue, thereby permitting USX's lawsuits to proceed. APU and its outside counsel continue to believe that APU has substantial defenses and should not suffer a material loss as a result of this litigation.

CONCENTRATION OF CERTAIN EQUITY INVESTMENTS


     Because of its significant ownership percentage of the voting stock of Chiquita Brands International, Inc. ("Chiquita") and Citicasters Inc. ("Citicasters"), AFG utilizes the equity method of accounting for these companies. Under this method, AFG has included in its results its proportionate share of the investees' earnings and losses. At June 30, 1996, the carrying values of AFG's investments in Chiquita and Citicasters were $252.3 million and $75.5 million, respectively. In September 1996, the Company sold its entire investment in Citicasters to Jacor Communications, Inc. ("Jacor") for approximately $220 million in cash and certain warrants to purchase Jacor common stock, resulting in a net gain of approximately $145 million.

     From 1984 to 1991, Chiquita reported a continuous record of growth in annual earnings. In 1992, 1993 and 1994, however, Chiquita reported net losses. In 1995, Chiquita reported net income of $9 million. The following factors relate to Chiquita's business.

     Approximately 60% of Chiquita's consolidated net sales comes from the sale of bananas. Banana marketing is highly competitive. Prices which sellers receive for bananas are significantly affected by fluctuations in the available supplies of bananas and other fresh fruit in each market and by the relative quality and wholesaler and retailer acceptance of bananas offered by competitors. Excess supplies may result in increased price competition. Although production of bananas tends to be relatively stable throughout the year, competition in the sale of bananas comes not only from bananas sold by others, but also from other fresh fruit which may be seasonal in nature. The resulting seasonal variations in demand cause banana pricing to be seasonal. As a result, quarterly results of Chiquita, and therefore AFG's equity in Chiquita's earnings, are subject to significant seasonal variations with stronger quarterly results occurring in the first six months of the calendar year. Chiquita reported net income of $62.0 million for the six months ended June 30, 1996.

     On July 1, 1993, the European Union ("EU") implemented a new quota restricting the volume of Latin American bananas imported into the EU, which had the effect of decreasing Chiquita's volume and market share in Europe. The quota regime grants preferred status to producers and importers within the EU and its former colonies, while imposing quotas and tariffs on bananas imported from other sources, including Latin America, Chiquita's primary source of fruit. In March 1994, four countries which had previously filed actions against the EU banana policy (Costa Rica, Colombia, Nicaragua and Venezuela) reached a settlement with the EU by signing a "Framework Agreement." The Framework Agreement authorizes the imposition of additional restrictive and discriminatory quotas and export licenses on U.S. banana marketing firms, while leaving certain EU firms exempt. Costa Rica and Colombia began implementing the Framework Agreement in early 1995, resulting in increased costs to Chiquita to export bananas from these sources.

     Several challenges to the EU regime have resulted in findings that its practices and regulations are illegal and discriminatory. In February 1996, the United States Government, joined by Equador, Guatemala, Honduras and Mexico, commenced a new international trade challenge against the EU regime using the procedures of the World Trade Organization ("WTO"). A WTO panel is reviewing the matter and is expected to render its decision by late January, 1997. Subject to limited appeal procedures, any ruling by the WTO must be implemented within a "reasonable" time. However, there can be no assurance as to the outcome of these proceedings or their impact, if any, on the EU quota regime or the Framework Agreement.

     A significant portion of Chiquita's operations are conducted in foreign countries, and are subject to risks that are inherent in operating in such foreign countries, including government regulation, fluctuations in exchange rates, currency restrictions and other restraints, risks of expropriation and burdensome taxes.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to the Declaration and the filing of a certificate of trust with the Secretary of State of Delaware on September 13, 1996. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the Company will directly or indirectly acquire Common Securities which will represent at least 3% of the total capital of the Trust and will own all of the issued and outstanding Common Securities. The Trust exists for the exclusive purposes of
(i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of the Trustees will initially be four. The two Regular Trustees will be persons who are employees or officers of, or who are affiliated with, the Company. The Property Trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act. The Delaware Trustee will be a natural person who is a resident of the State of Delaware or a legal entity which maintains its principal place of business in the State of Delaware. The Bank of New York will act as the Property Trustee and The Bank of New York (Delaware), an affiliate of the Property Trustee, will act as the Delaware Trustee, in each case until removed or replaced by the holder of the Common Securities. The Bank of New York will also act as indenture trustee under the Trust Guarantee (the "Preferred Securities Guarantee Trustee"). See "Description of Trust Guarantee."

     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities and, so long as the Subordinated Debentures are held by the Trust, the Property Trustee will have the power to exercise all rights, powers, and privileges of a holder of Subordinated Debentures under the Indenture (as defined in "Description of the Subordinated Debentures" herein). In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Preferred Securities.

     The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trustee (subject to the limitations set forth in the Declaration) and to increase or decrease the number of the Trustees. The Company will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust and the offering of the Trust Securities. See "Description of the Preferred Securities."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), the Indenture and the Trust Indenture Act. See "Description of the Preferred Securities."

                                  THE COMPANY

OVERVIEW

     American Financial Group, Inc. is a holding company which, through its subsidiaries, is engaged primarily in specialty and multi-line property and casualty insurance businesses and in the sale of tax-deferred annuities. AFG's property and casualty operations originated in 1872 and are the seventeenth largest property and casualty group in the United States based on 1995 statutory net premiums written of $3.1 billion. At June 30, 1996, the Company had total assets of $14.8 billion and shareholders' equity of $1.4 billion.

     The Company's strategy is to build shareholder value as a property and casualty insurance and annuity specialist by:

          - Concentrating on specialty insurance lines. Approximately 35% of 1995 property and casualty statutory net premiums written were from lines of business which the Company considers to be specialty insurance lines. Management believes that such lines offer greater profit potential for AFG and added value for its customers. The Company's annuity business similarly concentrates on specialty business, marketing annuities principally to employees of primary and secondary educational institutions and hospitals, and recently has expanded by acquisition into the financial institution, payroll deduction and pre-need funeral markets.

          - Achieving superior underwriting results. AFG's property and casualty insurance operations have operated at a lower combined ratio than the property and casualty insurance industry in each of the last ten years. Management believes that its record of producing superior underwriting results can be attributed to its concentration on specialty insurance lines, pricing discipline, focus on profitability rather than premium growth and management compensation plans that reward unit managers based primarily on underwriting results.

          - Operating on a decentralized basis. The Company's insurance business is conducted through approximately 30 separate business units. Each unit has independent management with significant operating autonomy to oversee the important operational functions of the business unit, including underwriting, pricing, marketing, policy processing and claims service. Management believes that operating on a decentralized basis promotes creativity and entrepreneurship within the Company, enhances its ability to act quickly and opportunistically in each of its insurance markets, enables the Company to provide a high level of service to its insureds and, as a result, has contributed to the Company's record of superior underwriting performance.

          - Continuing to strengthen its balance sheet. Since the Merger, the Company has reduced its debt to capital ratio from 58.4% to 28.5% at June 30, 1996. See "Capitalization."

PROPERTY AND CASUALTY INSURANCE OPERATIONS

     The Company manages and operates its property and casualty insurance business in three major business segments: Non-Standard Automobile Insurance; Specialty Lines; and Commercial and Personal Lines. Each segment is comprised of multiple business units which operate autonomously but with strong central financial controls and full accountability. Decentralized control allows each unit the autonomy necessary to respond to local and specialty market conditions while capitalizing on the efficiencies of centralized investment, actuarial, financial and legal support functions. Management's focus on underwriting profitability has resulted in a statutory combined ratio averaging 100.9% for the period 1991 to 1995, as compared to 109.3% for the property and casualty industry over the same period (Source: A.M. Best Company, Inc. ("A.M. Best")). The Company's statutory combined ratio for the first six months of 1996 was 99.8%.

NON-STANDARD AUTOMOBILE INSURANCE

     AFG's Non-Standard Automobile Insurance group (the "NSA Group") writes automobile insurance policies for drivers who may represent higher-than-normal risks due to a record of prior accidents, traffic violations or other factors. AFG believes that it is the second largest writer of this coverage through independent agents and the fifth largest overall in the U.S. Management believes that its careful selection of risks and pricing has contributed to its underwriting success compared to industry averages. The NSA Group writes business in 42 states and the United Kingdom.

SPECIALTY LINES

     AFG's Specialty Lines insurance operations include a highly diversified group of over 25 specialty business units offering a wide range of commercial and specialty coverages. Major lines in this group include California workers' compensation, executive liability, ocean and inland marine, agricultural-related coverages, non-profit liability, umbrella and excess and surplus lines. Specialization is the key element to the underwriting success of these business units. These specialty lines are opportunistic, and their premium volume will vary by product based on current market conditions.

COMMERCIAL AND PERSONAL LINES

     The Company's Commercial and Personal Lines insurance business consists primarily of standard automobile and homeowners' insurance and commercial multi-peril, workers' compensation, umbrella, excess and general liability insurance. In the Commercial Lines businesses, the Company emphasizes underwriting profitability by intensely targeting specific customer groups and markets that have adequate rate level potential and by stressing customer service and retention of business. In the Personal Lines businesses, the Company emphasizes the use of market segmentation data to price its products more accurately for different insureds. In order to improve its underwriting results in standard personal automobile insurance, the Company is focused on further refining its market segmentation techniques and implementing selective premium rate increases where needed. The Company has aggressively reduced exposure to catastrophes in homeowners' insurance by reducing the number of policies written in geographic areas that are known to be susceptible to weather-related events and by increasing policy deductibles.

ANNUITY OPERATIONS

     As a complement to its property and casualty insurance business, the Company operates an annuity business through its 81% owned subsidiary, American Annuity Group, Inc. The remaining common stock of AAG is publicly held and trades on the NYSE. At June 30, 1996, the market capitalization of AAG was approximately $560 million. AAG's principal insurance subsidiary, GALIC, issues and services tax-deferred annuities, principally to employees of primary and secondary educational institutions and hospitals, and, through a subsidiary, began marketing variable annuities in the fourth quarter of 1995. GALIC had over $5.6 billion in assets at June 30, 1996, and ranked among the top 5% of all U.S. stock life insurance companies based on total assets at December 31, 1995.

     AAG broadened its distribution channels and product offerings by acquiring Laurentian Capital Corporation in November 1995. The acquired operations sell life, accident and health insurance and annuities to the financial institution and payroll deduction markets and sell individual life insurance and annuity policies in the pre-need funeral market through AAG's subsidiaries, Loyal American Life Insurance Company and American Memorial Life Insurance Company (formerly Prairie States Life Insurance Company).

INVESTMENTS

     The Company invests its insurance portfolios in a mix of securities to balance strong total returns with prudent asset preservation. Investments in fixed income securities constituted approximately 94% of the Company's marketable securities at June 30, 1996. Approximately 94% of the bonds and redeemable preferred stocks held by AFG at that date were rated "investment grade" (credit rating of AAA to BBB-) by at least one nationally recognized rating agency.


     The Company has generally followed a practice of concentrating its equity investments in a relatively limited number of issues rather than maintaining relatively limited positions in a larger number of issues. This practice permits concentration of attention on a limited number of companies in relatively few industries. A large equity position is often considered attractive to persons seeking to control or influence the policies of a company and AFG believes that a concentration in a relatively small number of companies may permit it to identify investments with above average potential to increase in value. Because of its significant ownership percentage of the voting stock of certain companies, AFG utilizes the equity method of accounting in those companies, which results in AFG including in its results its proportionate share of the investee's earnings and losses. At June 30, 1996, AFG utilized the equity method of accounting with respect to its investments of $252.3 million in Chiquita, a world leader in marketing, processing and producing fresh fruit and vegetables, and $75.5 million in Citicasters, an owner and operator of radio and television stations in major metropolitan markets in the United States. In September 1996, the Company sold its entire investment in Citicasters to Jacor for approximately $220 million in cash and warrants to purchase Jacor common stock, leaving Chiquita as the Company's sole investment accounted for utilizing the equity method of accounting. As of September 13, 1996, the market value of AFG's investment in Chiquita on the NYSE was $297 million.

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of the Company at June 30, 1996, as adjusted to give effect to certain third quarter transactions discussed below and as further adjusted to give pro forma effect to the sale of Preferred Securities by AFG and the assumed sale of $75 million of Trust Originated Preferred Securities by AAG.

                                                                 JUNE 30, 1996
                                                  -------------------------------------------
                                                                 HISTORICAL
                                                  HISTORICAL     ADJUSTED(A)     PRO FORMA(B)
                                                  ----------     -----------     ------------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Long-term debt:
  Direct obligations of AFG.....................  $       --     $       --       $       --
  Obligations of AFG subsidiaries:
     American Financial Corporation (parent
       only)....................................     175,324        173,365          123,365
     American Premier Underwriters (parent
       only)....................................     267,888        267,560          267,560
     American Annuity Group, Inc................     170,397        160,022          110,022
     Other subsidiaries.........................      64,366         64,366           64,366
                                                  ----------     ----------       ----------
       Total long-term debt.....................     677,975        665,313          565,313
Minority interest(c)............................     301,871        307,871          307,871
Preferred securities of trust subsidiaries......          --             --          175,000
Shareholders' equity:
  Common Stock, $1.00 par value.................      60,940         60,940           60,940
  Capital surplus...............................     755,336        755,336          755,336
  Retained earnings.............................     478,937        623,136          620,236
  Net unrealized gain on marketable securities,
     net of deferred income taxes...............     100,300        100,300          100,300
                                                  ----------     ----------       ----------
       Total shareholders' equity...............   1,395,513      1,539,712        1,536,812
                                                  ----------     ----------       ----------
Total capitalization............................  $2,375,359     $2,512,896       $2,584,996
                                                  ==========     ==========       ==========
Long-term debt as a percentage of total
  capitalization................................       28.5%          26.5%            21.9%
                                                  ==========     ==========       ==========

---------------

(a) Adjusted to reflect the retirement of $12.7 million in debt during July and August, 1996 and a net gain of approximately $145 million on AFG's sale of Citicasters in September 1996.

(b) Assumes that $52.9 million of the proceeds from this Offering are used to retire $50 million of AFC debt and $50 million of the proceeds from the separate AAG offering of Trust Originated Preferred Securities are used to retire its debt and the balance of the proceeds from the offerings are used for general corporate purposes. If the AAG offering is not made, pro forma amounts would be as follows (dollars in thousands):

               Total long-term debt................................  $  615,313
               Preferred securities of trust subsidiaries..........     100,000
               Total capitalization................................   2,559,996
               Long-term debt as a percentage of total
                 capitalization....................................        24.0%

(c) Minority interest represents the interests of noncontrolling shareholders in AFG subsidiaries and includes AFC preferred stock.

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated with the Company's financial statements with the Preferred Securities accounted for and captioned in the consolidated balance sheet directly above shareholders' equity.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the Company and its subsidiaries. Fixed charges are computed on a "total enterprise" basis. For purposes of calculating the ratios, "earnings" have been computed by adding to pretax earnings (excluding discontinued operations) the fixed charges and the minority interest in earnings of subsidiaries having fixed charges and deducting (adding) the undistributed equity in earnings (losses) of investees. Fixed charges include interest (excluding interest on annuity benefits), amortization of debt discount and expense, preferred dividend requirements of subsidiaries and a portion of rental expense deemed to represent the interest factor.

                                         SIX MONTHS
                                            ENDED
                                          JUNE 30,                YEAR ENDED DECEMBER 31,
                                        -------------     ----------------------------------------
                                        1996     1995     1995     1994     1993     1992     1991
                                        ----     ----     ----     ----     ----     ----     ----
Ratio of earnings to fixed charges....  3.77     2.01     2.60     1.69     2.62     2.15     1.54

     Assuming the Merger and related transactions occurred at the beginning of each of the following periods, the earnings to fixed charges ratios would have been as follows:

                                         SIX MONTHS       YEAR ENDED DECEMBER 31,
                                            ENDED         ----------------------
                                        JUNE 30, 1995     1995     1994     1993
                                        -------------     ----     ----     ----
Pro forma ratio of earnings to fixed
  charges.............................           2.24     2.93     2.07     3.09

                                USE OF PROCEEDS

     The proceeds from the sale of Preferred Securities by the Trust will be invested in the Subordinated Debentures of the Company. The Company expects to use a portion of the net proceeds from the sale of such Subordinated Debentures to the Trust to retire $50 million of outstanding debt of subsidiaries and the remainder for general corporate purposes, which may include the retirement of additional fixed rate securities of Company subsidiaries and investment in insurance businesses. Until the net proceeds are used for these purposes, the Company will deposit them in interest-bearing accounts or invest them in short-term marketable securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Bank of New York, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will have equivalent terms to and will rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. In addition, holders of the Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove the Trustees and to increase or decrease the number of the Trustees. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold the

Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of Trust Guarantee." The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust (including the obligation to pay expenses of the Trust), the Indenture and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. The Trust Guarantee will be held by The Bank of New York, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Trust Guarantee only covers payment of distributions when the Company has made the corresponding payment of interest or principal on the Subordinated Debentures held by the Trust. In the absence of such payment of interest or principal, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights as the holder of the Subordinated Debentures except in the limited circumstances where the holder may take direct action against the Company. See -- "Declaration Events of Default."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of     % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will (to the extent permitted by applicable law) bear interest thereon from and including the last day of such
quarter at the rate per annum of     % thereof compounded quarterly. The term
"distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such 90-day quarter.

     Distributions on the Preferred Securities will be cumulative, will accrue
from           , 1996 and will be payable quarterly in arrears on January 15,
April 15, July 15 and October 15 of each year, commencing January 15, 1997, when, as and if available for payment by the Property Trustee, except as otherwise described below.

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which right, if exercised, would defer quarterly distributions on the Preferred Securities (although to the extent permitted by law, such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. The Company has the right to defer payments of interest on the Subordinated Debentures, from time to time, for up to 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths during the term of the Subordinated Debentures. In the event that the Company exercises this right, then during any Extension Period (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not, directly or indirectly, and will not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures; provided, however, that the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of common stock of the Company as contemplated by any employment arrangement, benefit plan or similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company payable in common stock. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that each Extension Period, if any, may not exceed 20 consecutive quarters and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures -- Interest" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date for distributions due at the end of such deferral period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company under the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of Trust Guarantee." The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of the Trust (including the obligation to pay expenses of the Trust), the Indenture and the Subordinated Debentures issued to the Trust, provides a full and unconditional guarantee by the Company of the Preferred Securities.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in global form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee, which will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in global form, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date will cease to be payable to the person in whose name such Preferred Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Securities are registered on the special record date or other specified date determined in accordance with the Indenture. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY REDEMPTION

     Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed at the Redemption Price; provided that, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice
of such redemption. The Subordinated Debentures will mature on             ,
2026 unless the maturity date is changed at the option of the Company (provided in the case of an extension of the maturity date that certain financial conditions are met), and may be redeemed, in whole or in part, at any time on or
after           , 2001 or at any time, in whole (but not in part), upon the occurrence of a Special Event. See "Description of the Subordinated
Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata to each holder according to the aggregate liquidation amount of Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding.

See "-- Book-Entry Issuance -- The Depository Trust Company" below for a description of DTC's (as hereinafter defined) procedures in the event of redemption.

SPECIAL EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Subordinated Debentures is not, or within 90 days of the date thereof, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event, and, following such redemption, all Trust Securities shall be redeemed by the Trust at the Redemption Price.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     At any time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Subordinated Debentures to be listed on the NYSE or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) the record holders of the Preferred Securities will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution in exchange for the Preferred Securities held by such holders.

     If the Company elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of the Trust, the Company shall have the right to shorten the maturity of such Subordinated Debentures to a date not earlier
than           , 2001 or extend the maturity of such Subordinated Debentures to
a date not later than the earlier of (a)          , 2045 or (b) the Interest
Deduction Date (as defined herein), provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date."

     There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's fiscal 1997 budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also treat as equity, instruments issued by a corporation that have a maximum term of more than 20 years and that are not shown as indebtedness on the consolidated balance sheet of the issuer. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, it is likely that the Subordinated Debentures will be treated as indebtedness of the Company and the Company likely will be able to deduct interest on the Subordinated Debentures beneficially held by the holders of the Preferred Securities. The terms of the Subordinated Debentures limit the Company's right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. Based on the advice of tax counsel, the Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals, adverse judicial decisions, final legislation or official administrative pronouncements will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event (as defined below) which would permit the Company to cause
the redemption of the Preferred Securities prior to             , 2001 (the
first date on which the Company would otherwise be able to cause a redemption of the Preferred Securities). See "Description of the Preferred
Securities -- Special Event Redemption" and "United States Federal Income Taxation."

REDEMPTION PROCEDURES

     The Trust may not redeem any Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the depository funds sufficient to pay the applicable Redemption Price and will give the depository irrevocable instructions to pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that the Company fails to repay the Subordinated Debentures on maturity or payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "-- Book-Entry Issuance -- The Depository Trust Company."

     If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by a national securities exchange or other organization on which the Preferred Securities are then listed, the Company pursuant to the Indenture will only redeem the Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive on a pro rata basis solely out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities.

TERMINATION

     Pursuant to the Declaration, the Trust shall terminate upon the earliest of
(i) , 2051, (ii) the bankruptcy of the Company, (iii) the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of all of the Subordinated Debentures from the Trust, (v) the entry of a decree of a judicial dissolution of the Company or the Trust, or (vi) the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

     An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Event of Default with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Declaration Event of Default, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

     If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder. In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Preferred Securities to the extent of any payment made by the Company to such record holder of Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of Trust Guarantee -- Modification of the Trust Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture (as defined herein), or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent should be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority in principal amount of Subordinated Debentures affected thereby (a "Super-Majority"), the Property Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or
(iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Issuance -- The Depository Trust Company" below.

     Holders of the Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities with respect to the Preferred Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities with respect to the Preferred Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) the Trust will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust Securities not to be treated as owning an undivided interest in the Subordinated Debentures.

EXPENSES AND TAXES

     In the Indenture, the Company has agreed to pay all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

BOOK-ENTRY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depository for the Preferred Securities. The Preferred Securities initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be delivered to DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC has advised the Company and the Trust that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial

Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of Beneficial Owners that are their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Preferred Securities to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depository) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

     Unless the context otherwise requires, the term "holder of Preferred Securities" shall refer to Beneficial Owners rather than to DTC.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and the Indenture, in the terms of the Trust Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as Preferred Securities Guarantee Trustee.

PAYING AGENT

     In the event that the Preferred Securities do not remain in book-entry form, the following provisions would apply:

     Securities Transfer Company, Cincinnati, Ohio, will act as the initial paying agent. The Company may designate an additional or substitute paying agent at any time.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of the Company, that each of the Company and the Regular Trustees determines in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

                         DESCRIPTION OF TRUST GUARANTEE

     Set forth below is a summary of information concerning the Trust Guarantee that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as independent indenture trustee for Trust Indenture Act purposes under the Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of the Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary of certain provisions of the Trust Guarantee does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. The Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the Trust.

GENERAL

     Pursuant to the Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Trust Guarantee Payments (as defined below) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Trust Guarantee Payments"), to the extent not paid by the Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining for distribution to holders of such Preferred Securities in liquidation of the Trust. The Company's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Trust Guarantee will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debentures purchased by the Trust, the Trust will not pay distributions on the Preferred Securities issued by the Trust and will not have funds available therefor.

     The Company has also agreed to guarantee the obligations of the Trust with respect to the Common Securities (the "Trust Common Guarantee") to the same extent as the Trust Guarantee, except that, if an Event of Default under the Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Trust Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event of default under the Trust Guarantee or a Declaration Event of Default, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Subordinated Debentures issued to the Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the Company may declare and pay a stock dividend where the dividend is paid in the form of the same stock as that on which the dividend is being paid.

MODIFICATION OF THE TRUST GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities is set forth above under "Description of the Preferred Securities -- Voting Rights." All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Trust Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its Direct Participants, who in turn will be acting at the direction of the beneficial owners of the Preferred Securities.

     The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default with respect to the Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE TRUST GUARANTEE

     The Trust Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Subordinated Debentures held by the Trust to the holders of all of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Trust Guarantee.

STATUS OF THE TRUST GUARANTEE

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debentures, except those liabilities of the Company made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee.

     The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantee will be governed by and construed in accordance with the law of the State of Ohio.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to,
the description in the Indenture, dated as of September   , 1996 (the
"Indenture"), between the Company and The Bank of New York, as Trustee (the "Indenture Trustee"), the form of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     At any time, the Company will have the right to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Distribution of the Subordinated Debentures."

     If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on the NYSE or on such other exchange on which the Preferred Securities are then listed.

GENERAL

     The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in
aggregate principal amount to approximately $     million, such amount being the
sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").

     The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon
including Compounded Interest (as hereinafter defined), if any, on           ,
2026, subject to the election of the Company to shorten or extend the scheduled maturity date of the Subordinated Debentures, which election in the case of an extension of the scheduled maturity date is subject to the Company's satisfying certain financial conditions. See "-- Option to Change Scheduled Maturity Date."

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, it is presently anticipated that such Subordinated Debentures will initially be issued in the form of one or more Global Securities (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in definitive certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in definitive certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC or its nominee, a successor depository or its nominee. In the event Subordinated Debentures are issued in definitive certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the principal corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain provisions that afford the holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or other similar transaction that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company whether now existing or hereafter incurred. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then in either case, no payment will be made by the Company with respect to the principal (including redemption payments) of or interest on the Subordinated Debentures. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) must be paid in full before the holders of Subordinated Debentures are entitled to receive or retain any payment. In the event that the Subordinated Debentures are declared due and payable before the Maturity Date, then all amounts due or to become due on all Senior Indebtedness shall have been paid in full (including interest after the commencement of any bankruptcy, insolvency, receivership or other proceedings at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim in any such proceeding) before holders of the Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" shall include (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, including under all support agreements or guarantees by the Company of debentures, notes and other securities issued by its subsidiaries; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); except in each case for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, and (2) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity for such obligor (a "financing entity") in connection with the issuance by such financing entity of securities that are similar to the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Subordinated Debentures, (i)
at any time, in whole or in part, from time to time, on or after           ,
2001 or (ii) at any time in whole (but not in part) upon the occurrence of a Special Event as described under "Description of the Preferred
Securities -- Special Event Redemption," upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, the Company may only redeem the Subordinated Debentures in whole. The Company may not redeem any Subordinated Debentures if there is accrued and unpaid interest on the Subordinated Debentures as of the Interest Payment Date (as defined below) next preceding the redemption date.

INTEREST

     Each Subordinated Debenture shall bear interest at the rate of     % per
annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year (each an "Interest Payment Date"), commencing January 15, 1997, to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debentures shall not continue to remain in book-entry form, the Company shall have the right to select record dates, which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date. Any installment of interest not punctually paid will cease to be payable to the holders of the Subordinated Debentures on the regular record date and may be paid to the person in whose name the Subordinated Debentures are registered at the close of business on a special record date to be fixed by the Indenture Trustee for the payment of such defaulted interest, notice of which shall be given to the holders of the Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, system or organization.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such 90 day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO CHANGE SCHEDULED MATURITY DATE

     The "Scheduled Maturity Date" of the Subordinated Debentures is           ,
2026. The Company, however, may extend such maturity date (           , 2026 or
the maturity date then in effect, as the case may be, is hereinafter referred to as the "Maturity Date") for one or more periods, but in no event later than the
earlier of (i)          , 2045 or (ii) the "Interest Deduction Date." The
"Interest Deduction Date" shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Subordinated Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Subordinated Debentures which is enacted at any time after the issuance of the Subordinated Debentures (including, but not limited to, at any time after an extension of the Maturity
Date), of a debt instrument for which interest is deductible for federal income tax purposes. In no event shall the extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date. The Company must exercise its right to extend the term at least 90 days prior to the Maturity Date then in effect and must satisfy the following conditions on the date the Company exercises such right and on the Maturity Date then in effect prior to such proposed extension: (a) the Company is not in bankruptcy or otherwise insolvent, (b) the Company is not in default on any Subordinated Debenture issued to the Trust or to any trustee of the Trust in connection with an issuance of Trust Securities by the Trust, (c) the Company has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (d) the Trust is not in arrears on payments of distributions on the Trust Securities, (e) the Subordinated Debentures or Preferred Securities are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (f) the final maturity of such Subordinated Debentures is not later than the 49th anniversary of the issuance of the Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of the Company's election to change the Maturity Date to the holders of the Preferred Securities.

     In addition, if the Company exercises its right to liquidate the Trust and distribute the Subordinated Debentures as discussed above under "Description of the Preferred Securities -- Distribution of the Subordinated Debentures," effective upon such exercise, the Maturity Date of the Subordinated Debentures may be changed to (i) any date elected by the Company that is no earlier than
          , 2001 and (ii) any date elected by the Company which is not later
than the earlier of (a)           , 2045 or (b) the "Interest Deduction Date";
provided that on the date the Company exercises such right, and on the Maturity Date in effect prior to such proposed extension, the conditions specified in the previous paragraph are satisfied.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right, from time to time, to defer payment of interest on the Subordinated Debentures for up to 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date of the Subordinated Debentures. There could be multiple Extension Periods of varying lengths during the term of the Subordinated Debentures. At the end of each Extension Period, if any, the Company shall pay all interest then accrued and unpaid, together with interest thereon, compounded quarterly at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"). In the event the Company exercises this right, then during any Extension Period, (a) the Company shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock and (b) the Company shall not, directly or indirectly, and will not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures; provided, however, that, the restriction in clause (a) above does not apply (i) to repurchases or acquisitions of shares of common stock of the Company as contemplated by any employment arrangement, benefit plan or other similar contract with or for the benefit of employees, officers or directors entered into in the ordinary course of business, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for common stock, (iii) to the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) to the payment of any stock dividend by the Company payable in common stock. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that each Extension Period, including all such previous and further extensions if any, may not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee shall be the sole holder of the Subordinated Debentures, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the NYSE

(or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, the Company shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date or (ii) the date upon which the Company is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Subordinated Debentures of the record or payment date of such related interest payment.

COVENANTS

     The Indenture requires the Company to covenant to the following with respect to the Subordinated Debentures: (i) to duly and punctually pay the principal of and interest on the Subordinated Debentures (together with any additional amounts payable pursuant to the terms thereof) and comply with all other terms, agreements and conditions contained therein or made in the Indenture for the benefit of the Subordinated Debentures; (ii) to maintain an office or agency where the Subordinated Debentures may be presented, surrendered for payment, transferred or exchanged and where notices to the Company may be served; (iii) if the Company shall act as its own paying agent for the Subordinated Debentures, to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal of and premium or interest, if any, so becoming due; (iv) to appoint a successor trustee whenever necessary to avoid or fill a vacancy in the office of trustee; (v) to preserve its corporate existence; (vi) to cause all properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition and (vii) to pay or discharge, before the same shall become delinquent, all taxes, assessments, government charges, and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or a subsidiary that comprise 10% or more of the combined assets of the Company, other than claims contested in good faith by the Company. The Indenture also requires the Company to deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement as to whether, to the best knowledge of the officer signing the statement, the Company is in compliance with the terms of the Indenture and, if not, the nature and status of such non-compliance.

     In addition, the Company has also covenanted, with respect to the Subordinated Debentures, that for so long as the Preferred Securities and the Common Securities remain outstanding the Company will (i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of Subordinated Debentures or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust classified as a grantor trust, except in connection with a distribution of the Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, the redemption of all of the Preferred Securities and Common Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) continue not to be treated as an association taxable as a corporation for United States federal income tax purposes other than in connection with a distribution of the Subordinated Debentures to the holders of Preferred Securities in liquidation of the Trust, and (v) use its reasonable efforts to cause each holder of Preferred Securities and Common Securities to be treated as owning an undivided beneficial interest in the Subordinated Debentures.

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as the Company prior to such transaction, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Subordinated Debentures.

INDENTURE EVENTS OF DEFAULT

     The occurrence of any of the following events with respect to the Subordinated Debentures will, unless otherwise specified, constitute an "Event of Default" with respect to the Subordinated Debentures: (a) default for thirty
(30) days in the payment of any installment of interest on the Subordinated Debentures; (b) default in the payment of any of the principal of the Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; (c) default for sixty (60) days by the Company in the observance or performance of any other covenant or agreement contained in the Subordinated Debentures or the Indenture (other than a covenant or agreement default which is specifically designated as having a different time period) for the benefit of the Subordinated Debentures after written notice thereof as provided in the Indenture; (d) (i) an event of default occurs under any instrument (including the Indenture) under which there is at the time outstanding, or by which there may be secured or evidenced, any indebtedness of the Company for money borrowed by the Company (other than non-recourse indebtedness) which results in acceleration or nonpayment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding $15,000,000; or any such indebtedness exceeding $15,000,000 shall otherwise be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment or exercise of an optional prepayment right), prior to the stated maturity thereof; or any failure by the Company to make any payment under a guarantee in respect of any indebtedness, in each case in an amount of at least $15,000,000, on the date such payment is due (or within any grace period specified in the agreement or other instrument governing such indebtedness); in which case the Company shall immediately give notice to the Trustee of such acceleration or non-payment, and
(ii) there shall have been a failure to cure such default or to pay or discharge such defaulted indebtedness within ten (10) days after written notice thereof as provided in the Indenture; (e) any final non-appealable judgment or order for the payment of money in excess of $15,000,000 is rendered against the Company, such judgment or order is not satisfied by payment or bonded and either enforcement proceedings have been commenced by the judgment creditor or there has been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; provided, however, that a judgment or order fully covered by insurance (or a judgment or order for the payment of money covered by insurance to the extent of all payments in excess of $15,000,000), which coverage has not been disputed by the insurer, shall not be considered a default or an Event of Default; or (f) certain events of bankruptcy, insolvency or reorganization relating to the Company.

     In addition, an Event of Default shall include the voluntary or involuntary dissolution or winding up of the business of the Trust or other termination of the existence of the Trust, other than in connection with (i) the distribution of the Subordinated Debentures to holders of the Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities, or (iii) certain mergers, consolidations or amalgamations of the Trust, each as permitted by the Declaration.

     If any Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compounded Interest and any other amounts payable under the Indenture) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures subject to the subordination provisions in the Indenture. An Event of Default also constitutes a Declaration Event of Default. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its Direct Participants, who in turn will be acting at the direction of the Beneficial Owners. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights, with respect to other than principal and interest payments on the Subordinated Debentures, as the holder of the Subordinated Debentures. See "Description of the Preferred
Securities -- Declaration Events of Default" and "Description of the Preferred Securities -- Voting Rights."

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, it is presently anticipated that the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a securities depository or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depository or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a Holder under the Indenture.

THE DEPOSITORY

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depository for the Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities -- Book-Entry Issuance -- The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as the depository for the Global Securities.

     None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debentures in definitive certificated form registered in the names of persons other than the depository or its nominee only if (i) the depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depository is required to be so registered to act as such depository and no successor depository shall have been appointed, or (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the depository shall direct. It is expected that such instructions will be based upon directions received by the depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                       DEBENTURES AND THE TRUST GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to (i) issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, (ii) invest the proceeds from such issuance and sale in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust; and (iv) the Declaration provides that the Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Trust Guarantee." If the Company does not make interest and/or principal payments on the Subordinated Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Trust Guarantee will not apply to the payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds to make such distributions or other payments.

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock.

     The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. In addition, if the Company has failed to make a Trust Guarantee Payment, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its Direct Participants, who in turn will be acting at the direction of the beneficial owners of the Preferred Securities.

     If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payment on the Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Preferred Securities may institute Direct Action against the Company for enforcement of payment on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures. To the extent the Company makes a payment to a record holder of Preferred Securities in connection with proceedings by such record holder directly against the Company, the Company will be subrogated to the rights of the record holder of Preferred Securities to the extent of payments made by the Company to the record holder. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of its Direct Participants, who in turn will be acting at the direction of the beneficial owners of the Preferred Securities. If another Indenture Event of Default occurs and is continuing, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures.

                     UNITED STATES FEDERAL INCOME TAXATION
GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Code, U.S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Preferred Securities. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Preferred Securities prior to 2001. See "-- Proposed Tax Law Changes."

CLASSIFICATION OF THE SUBORDINATED DEBENTURES AND THE TRUST

     In connection with the issuance of the Subordinated Debentures, Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Tax Counsel"), tax counsel for the Company and the Trust, will render its opinion generally to the effect that, although not entirely free from doubt, under current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based upon certain facts and assumptions contained in such opinion, the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

     In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to the effect that under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income on the Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued income tax regulations applicable to all debt instruments that, like the Subordinated Debentures, are issued on or after August 13, 1996, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote because exercising that option would prevent the Company from declaring dividends on its stock. Based upon this conclusion, and although not entirely free from doubt, in the opinion of Tax Counsel the Subordinated Debentures will not include OID. As a consequence, holders of the Preferred Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

     Under the new regulations, however, if the Company exercises its right to defer payments of interest, the Subordinated Debentures will become OID instruments, and all holders of the Preferred Securities will be required to accrue interest on a daily basis during any Extension Period even though the Company will not pay the interest in cash until the end of the Extension Period, and even though a holder may use the cash method of accounting. A holder who disposes of the Preferred Securities during such an Extension Period may suffer a loss because the market value of the Trust Securities will likely fall if the Company exercises its option to defer payments of interest on the Subordinated Debentures. Furthermore, the market value of the Preferred Securities may not reflect the accumulated distribution that will be paid at the end of the Extension Period, and a holder who sells the Preferred Securities during the Extension Period will not receive from the Company any cash related to the interest income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the Extension Period).

     If the Subordinated Debentures become OID instruments (i.e., if the Company exercises its right to defer payment of interest), the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all holders will be required to continue accruing interest on the Subordinated Debentures on a daily basis, regardless of their method of accounting.

     The new regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service ("IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

     Corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND ACQUISITION PREMIUM

     Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     As described under the caption "Description of the Preferred Securities -- Distribution of the Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution would be treated for United States federal income tax purposes as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, the distribution of the Subordinated Debentures to holders would be a taxable event to each holder and a holder would recognize gain or loss as if the holder had exchanged its Preferred Securities for the Subordinated Debentures it received upon liquidation of the Trust.

     Under certain circumstances described herein (see "Description of the Preferred Securities -- Special Event Redemption"), the Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Preferred Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "-- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming the Company does not defer interest on the Subordinated Debentures by extending the interest payment period, a holder's adjusted tax basis in the Preferred Securities generally will equal its initial purchase price. Subject to the market discount rules described above and the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If the Company exercises its right to defer payments of interest, a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income, accrued and unpaid interest on the Subordinated Debentures through the date of disposition, and to add such amount to such holder's adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to the Company's election to defer.

UNITED STATES ALIEN HOLDERS

     Prospective purchasers of Preferred Securities that are United States Alien Holders should consult their tax advisor with respect to the United States federal tax consequences, including in particular, potential withholding tax consequences, as well as any tax consequences that may arise under the laws of any U.S. state, local or other U.S. or non-U.S. tax jurisdiction. For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

INFORMATION REPORTING TO HOLDERS

     Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

PROPOSED TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's fiscal 1997 budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also treat as equity, instruments issued by a corporation that have a maximum term of more than 20 years and that are not shown as indebtedness on the consolidated balance sheet of the issuer. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the Joint Statement. Under current law, it is likely that the Subordinated Debentures will be treated as indebtedness of the Company and the Company will be able to deduct interest on the Subordinated Debentures beneficially held by the holders of the Preferred Securities. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. Based on the advice of Tax Counsel, the Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals, adverse judicial decisions, final legislation or official administrative pronouncements will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event which would permit the Company to cause the redemption of the Preferred Securities prior to July 30, 2001 (the first date on which the Company would otherwise be able to cause a redemption of Preferred Securities) as described more fully under "Description of Preferred Securities -- Special Event Redemption."

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named herein, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated and Prudential Securities Incorporated, are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.



                                                                            NUMBER OF
                                                                            PREFERRED
                    UNDERWRITER                                             SECURITIES
                    ------------                                            ----------
        Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated..........................................
        CS First Boston Corporation.......................................
        Dean Witter Reynolds Inc..........................................
        Donaldson, Lufkin & Jenrette Securities Corporation...............
        PaineWebber Incorporated..........................................
        Prudential Securities Incorporated................................

                                                                             ---------
                     Total................................................   4,000,000
                                                                             =========


     The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price
less a concession not in excess of $     per Preferred Security. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $     per Preferred Security to certain brokers and dealers. After the
Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the
investment therein of such proceeds, an amount of $       per Preferred Security
(or $       in the aggregate) for the accounts of the several Underwriters, provided that such compensation for sales of 10,000 or more Preferred Securities
to any single purchaser will be $     per Preferred Security. Therefore, to the
extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     Pursuant to the Underwriting Agreement, the Trust and the Company have granted to the Underwriters an option exercisable for 30 days to purchase up to an additional 600,000 Preferred Securities at the offering price per Preferred Security set forth on the cover page hereof, solely to cover over-allotments, if any, in the sale of the Preferred Securities. The Company will pay Underwriters' Compensation in the amounts per Preferred Security set forth above with respect to such additional Preferred Securities. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Preferred Securities as the number set forth next to such Underwriter's name in the preceding table bears to the total number of Preferred Securities offered by the Underwriters hereby.

     During a period of 90 days from the date of this Prospectus, neither the Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or any equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities offered hereby).


     Application has been made to list the Preferred Securities on the NYSE. If approved, trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised the Trust that, if approved, they intend to make a market in the Preferred Securities prior to the commencement of trading on the NYSE. The Representatives have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.


     Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     The Company and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby other than the Preferred Securities will be passed upon for the Company and the Trust by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Certain United States federal income taxation matters also will be passed upon for the Company and the Trust by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Washington, D.C. Attorneys in the Keating, Muething & Klekamp P.L.L., law firm and Akin, Gump, Strauss, Hauer & Feld, L.L.P. law firm hold shares of common stock of the Company. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware. Certain legal matters in connection with the Securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, and Taft, Stettinius & Hollister, Cincinnati, Ohio.

                                    EXPERTS

     The consolidated financial statements of AFG appearing in AFG's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such report is based in part on the reports of Deloitte & Touche LLP, independent auditors, relating to the consolidated financial statements of American Premier Underwriters, Inc. for the years ended December 31, 1994 and 1993 and of Deloitte & Touche, independent auditors, relating to the consolidated financial statements of General Cable Corporation for the year ended December 31, 1993. AFG's financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Available Information...................      4
Information of Certain Documents by
  Reference.............................      4
Prospectus Summary......................      5
Risk Factors............................      9
The Trust...............................     18
The Company.............................     19
Capitalization..........................     22
Accounting Treatment....................     22
Ratio of Earnings to Fixed Charges......     23
Use of Proceeds.........................     23
Description of the Preferred
  Securities............................     23
Description of Trust Guarantee..........     34
Description of the Subordinated
  Debentures............................     37
Effect of Obligations Under the
  Subordinated Debentures and the Trust
  Guarantee.............................     44
United States Federal Income Taxation...     45
Underwriting............................     50
Legal Matters...........................     51
Experts.................................     51


             ------------------------------------------------------
             ------------------------------------------------------

             ------------------------------------------------------
             ------------------------------------------------------

                                   4,000,000
                              PREFERRED SECURITIES
                               AMERICAN FINANCIAL
                                CAPITAL TRUST I

                               % TRUST ORIGINATED
                       PREFERRED SECURITIESSM ("TOPRSSM")
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY

                         AMERICAN FINANCIAL GROUP, INC.
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                              MERRILL LYNCH & CO.


                                CS FIRST BOSTON



                           DEAN WITTER REYNOLDS INC.



                          DONALDSON, LUFKIN & JENRETTE


              SECURITIES CORPORATION



                            PAINEWEBBER INCORPORATED



                       PRUDENTIAL SECURITIES INCORPORATED


                                OCTOBER   , 1996


             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission registration fee*...............................  $39,655
NYSE listing fee...................................................................
Legal fees and expenses............................................................
Accounting fees and expenses.......................................................
Printing and engraving expenses....................................................
Trustee's fees and expenses........................................................
Rating Agencies' fees..............................................................
Blue Sky fees and expenses.........................................................
Miscellaneous......................................................................
                                                                                     -------
  TOTAL............................................................................  $
                                                                                     =======

---------------

*Actual; other expenses are to be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Ohio Revised Code, Section 1701.13(E), allows indemnification by the Company of any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Company unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Company's Code of Regulations extends such indemnification.

     The Company maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all directors and officers of the Company and of the companies which are, directly or indirectly, more than 50% owned by the Company. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to November 24, 1978. The insurer limit of liability under the policy is $50,000,000 in the aggregate for all losses each year subject to certain individual and aggregate deductibles. The policy contains various exclusions and reporting requirements.

     The Company also has entered into indemnification agreements with its executive officers and directors providing for indemnification (and advancement of expenses) against certain liabilities to the fullest extent provided by Ohio law.

     The Declaration provides that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any regular Trustee or any Affiliate thereof, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.



     The Declaration also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expense (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration also provides that to the full extent permitted by law, the Company shall indemnify and Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgement in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or manner as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which Court of Chancery or such other court shall deem proper. The Declaration further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration.



     The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this Registration Statement will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.



     The Declaration also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


EXHIBIT NUMBER                            DESCRIPTION OF DOCUMENT
--------------                            -----------------------
      1.1*     Form of Underwriting Agreement for Preferred Securities
      4.1**    Form of Indenture
      4.2**    Certificate of Trust of American Financial Capital Trust I
      4.3*     Declaration of Trust of American Financial Capital Trust I
      4.4**    Form of Preferred Securities Guarantee Agreement
      4.5**    Form of Common Securities Guarantee Agreement
      4.6**    Form of Subordinated Debenture (contained in Exhibit 4.1)
      4.7**    Form of Preferred Security
      4.8**    Form of Common Security
      5.1*     Opinion of Keating, Muething & Klekamp, P.L.L.
      5.2*     Opinion of Morris, Nichols, Arsht & Tunnell
      8.1*     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     23.1      Consents of Independent Auditors.
     23.2*     Consent of Keating, Muething & Klekamp, P.L.L. (Contained on Exhibit 5.1)
     23.3*     Consent of Morris, Nichols, Arsht & Tunnell (Contained on Exhibit 5.2)
     23.4*     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (Contained on Exhibit
               8.1)
     24  **    Powers of Attorney (contained on the signature page).
     25.1**    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture
     25.2**    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Declaration of American
               Financial Capital Trust I
     25.3**    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee of the Trust Preferred Securities
               Guarantee for the benefit of the holders of Preferred Securities of American
               Financial Capital Trust I


---------------

* To be filed by amendment.

** Previously filed.


ITEM 17.  UNDERTAKINGS.

(a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The Company and the Trust hereby undertake that:

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company and the Trust pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 11th day of October, 1996


                                            AMERICAN FINANCIAL GROUP, INC.

                                            By: CARL H. LINDNER
                                                ---------------
                                                Carl H. Lindner
                                                Chairman of the Board and Chief
                                                Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                    CAPACITY                               DATE
---------                                    --------                               ----
CARL H. LINDNER*                             Chairman of the Board and Chief        October 11, 1996
------------------------                     Executive Officer and a Director
Carl H. Lindner                              (Principal Executive Officer)

CARL H. LINDNER III*                         Director                               October 11, 1996
------------------------
Carl H. Lindner III

S. CRAIG LINDNER*                            Director                               October 11, 1996
------------------------
S. Craig Lindner

KEITH E. LINDNER*                            Director                               October 11, 1996
------------------------
Keith E. Lindner

JAMES E. EVANS*                              Director                               October 11, 1996
------------------------
James E. Evans

Theodore H. Emmerich*                        Director                               October 11, 1996
------------------------
Theodore H. Emmerich

THOMAS M. HUNT*                              Director                               October 11, 1996
------------------------
Thomas M. Hunt

WILLIAM R. MARTIN*                           Director                               October 11, 1996
------------------------
William R. Martin

FRED J. RUNK                                 Senior Vice President and Treasurer    October 11, 1996
------------------------                     (Principal Financial and Accounting
Fred J. Runk                                 Officer)

*By: JAMES C. KENNEDY
     -------------------
     James C. Kennedy
     Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 11th day of October, 1996



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                             AMERICAN FINANCIAL CAPITAL TRUST I


                                            By: JAMES E. EVANS*
                                                ------------------------------

                                                James E. Evans, as Trustee


                                            By: THOMAS E. MISCHELL*
                                                ------------------------------

                                                Thomas E. Mischell, as Trustee


                                           *By: JAMES C. KENNEDY
                                                ------------------------------
                                                James C. Kennedy


                                              Attorney-in-Fact